Exhibit 99.1
[Graphic Omitted]

NASDAQ: WASH
Contact:  Elizabeth B. Eckel
 Senior Vice President, Marketing
Telephone:  (401) 348-1309
E-mail:  ebeckel@washtrust.com
Date:  October 30, 2007
FOR IMMEDIATE RELEASE

Washington Trust Announces Third Quarter Earnings;
Restatement Announced for Period Ended June 30, 2007

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Market; symbol: WASH), parent company of The Washington Trust Company, today announced third quarter 2007 net income of $6.6 million, or 48 cents per diluted share, substantially the same as the amounts reported for the third quarter of 2006.  The returns on average equity and average assets for the third quarter of 2007 were 14.99% and 1.10%, respectively, compared to 15.62% and 1.09%, respectively, for the third quarter of 2006.

Highlights included:
•	Wealth management assets surpassed $4 billion for the first time at September 30, 2007.
•	Revenues from wealth management services are up by 11 percent over the third quarter of 2006.
•	Commercial loan growth continued, with increases of 4 percent in the third quarter of 2007 and 16 percent from the balance at September 30, 2006.
•	Asset quality remains good, with decreases in nonperforming assets and loan delinquencies during the quarter.
•
We announced the restatement of our financial statements as of and for the period ending June 30, 2007 to correct the accounting treatment related to the sale of certain held-to-maturity investment securities conducted in the second quarter of 2007.

"While many institutions have been negatively affected by turmoil in the capital markets, I'm pleased to report that Washington Trust posted solid quarterly earnings," stated John C. Warren, Washington Trust Chairman and CEO.  "During these difficult times, Washington Trust has benefited from our diverse business model, consistent credit policies and underwriting standards, and strong brand.  Commercial lending activity has been steady throughout the year and we were recently named the leading SBA lender in dollar volume of loans in Rhode Island.  Our asset quality remains good.

The momentum continued for our wealth management area, as assets under management surpassed $4.0 billion for the first time in our 207-year history.  We have a superb team of wealth management professionals who have helped us become one of the premier wealth management firms for high net worth clients and institutions in the New England region.

-M O R E-

Washington Trust
Page Two, October 30, 2007

Unfortunately, a recent review of the accounting treatment of certain transactions relating to the planned early adoption of SFAS 159 has resulted in the need to restate our second quarter financial statements.  We regret the error, but note that the corrected accounting treatment related to the sale of certain held-to-maturity securities had little impact on profitability in the third quarter.”

The Corporation has restated its previously reported operating results for the six-month period ended June 30, 2007 with a reduction in net income of $828 thousand, or 6 cents per diluted share.  This restatement is solely related to accounting errors in connection with sales of certain held-to-maturity investment securities conducted in the second quarter of 2007.  Including the effect of this restatement, net income for the nine months ended September 30, 2007 amounted to $18.0 million, down $815 thousand, or 4 percent, from the same period in 2006.  The Corporation earned $1.32 per share on a diluted basis for the nine months ended September 30, 2007, compared to $1.37 per diluted share for the same period a year ago.  Further information regarding this restatement is presented under the caption “Restatement of Previously Reported Results” later in this press release.

For the nine months ended September 30, 2007, the returns on average equity and average assets were 13.74% and 1.01%, respectively, compared to 15.33% and 1.04%, respectively, for the comparable period in 2006.

Net interest income totaled $15.3 million for the third quarter of 2007, up $383 thousand, or 3 percent, compared to the second quarter of 2007 and down $556 thousand, or 4 percent, from the third quarter a year ago.  Net interest income for the three months ended September 30, 2006 included a catch-up for the delayed second quarter 2006 dividend on the Corporation’s investment in Federal Home Loan Bank of Boston (“FHLBB”) stock of approximately $450 thousand.  Excluding the impact of the additional FHLBB dividend, net interest income for the third quarter of 2007 was down 0.7% from the same quarter in 2006.  On a year to date basis, net interest income declined $1.4 million, or 3 percent, from the same period in 2006.

The net interest margin (annualized tax-equivalent net interest income as a percentage of average earning assets) for the third quarter 2007 was 2.81%, up 5 basis points from the second quarter of 2007 and down 5 basis points from the third quarter of 2006.  Excluding the 8 basis point impact of the additional FHLBB dividend recorded in the third quarter of 2006, net interest margin for the third quarter of 2007 was 3 basis points higher than the same period a year ago.  The increase in net interest margin from the second quarter of 2007 was primarily attributable to seasonal growth in lower cost transactional account balances.  For the nine months ended September 30, 2007 net interest margin was 2.79%, compared to 2.82% for the same period a year ago.

- M O R E -

Washington Trust
Page Three, October 30, 2007

Excluding net realized gains and losses on securities, noninterest income amounted to $11.9 million for the third quarter of 2007, up $702 thousand from the same quarter a year ago.  On a year to date basis, noninterest income, excluding net realized securities gains and losses, increased $2.6 million, or 8 percent, from the same period in 2006.  This increase was largely attributable to higher revenues from wealth management services.  Wealth management revenues for the three and nine-month periods ended September 30, 2007 were up $712 thousand and $1.9 million, respectively.  Wealth management assets under administration totaled $4.113 billion at September 30, 2007, up $165 million, or 4 percent, in the third quarter of 2007 and up $418 million, or 11 percent, from December 31, 2006.  Financial market appreciation as well as successful business development efforts and customer cash flows have contributed to this growth.

Included in noninterest income were net realized gains on sales of securities of $336 thousand and $459 thousand, respectively, for the nine month periods ended September 30, 2007 and 2006.

Noninterest expenses amounted to $17.3 million for the third quarter of 2007, up $701 thousand, or 4 percent, from the same quarter a year ago.  For the nine months ended September 30, 2007, noninterest expenses totaled $52.2 million, up $2.6 million, or 5 percent, from the same period in 2006.  Included in this increase was $1.1 million in debt prepayment penalties that were incurred in the first quarter of 2007 as a result of prepayments of higher cost FHLBB advances.  Excluding the debt prepayment penalty expense, noninterest expenses for the nine months ended September 30, 2007 increased $1.5 million, or 3 percent, over the same nine-month period last year.

Total assets were $2.432 billion at September 30, 2007, up $32.6 million from December 31, 2006.  Total loans grew $54.5 million, or 4 percent, during the nine months ended September 30, 2007 and amounted to $1.5 billion.  Commercial loans increased $62.6 million, or 11 percent, residential loans declined by $9.9 million, or 2 percent, and consumer loans increased by $1.7 million, or 1 percent, during the nine months ended September 30, 2007.  The investment securities portfolio totaled $688.7 million at September 30, 2007, down $15.1 million from December 31, 2006.  Included in the investment securities portfolio at September 30, 2007 were mortgage-backed securities with a fair value of $366.0 million.  All of the Corporation’s mortgage-backed securities are issued by U.S. Government sponsored agencies.

Total deposits decreased by $22.1 million from December 31, 2006.  Excluding brokered certificates of deposit, in-market deposits were up $21.9 million, or 3 percent, during the nine months ended September 30, 2007.  Declines in demand and savings deposits were offset by increases in money market accounts and

M O R E -

Washington Trust
Page Four, October 30, 2007

consumer and commercial certificates of deposit.  FHLBB advances totaled $502.3 million at September 30, 2007, up $27.7 million from December 31, 2006.  Other borrowings increased $21.7 million in the nine months ended September 30, 2007, mainly due to an increase in securities sold under repurchase agreements.

During the third quarter of 2007, the Corporation recognized a liability of $5.9 million, with a corresponding increase in goodwill, related to the acquisition of Weston Financial Group, Inc. in August 2005.  This amount represents the 2007 obligation under the terms of the acquisition agreement, which provides for a contingent payment earn-out in each year during the three-year period ending December 31, 2008.

Asset quality remains good, with nonperforming assets (nonaccrual loans and property acquired though foreclosure) amounting to $2.7 million, or 0.11% of total assets, at September 30, 2007, compared to $2.7 million, or 0.11% of total assets, at December 31, 2006, and $2.6 million, or 0.11% of total assets, a year ago.  There are no assets acquired through foreclosure on the balance sheet at September 30, 2007.

Total 30 day+ delinquencies declined by $3.2 million during the third quarter of 2007 with a $5.0 million decrease in the commercial category, a $1.6 million increase in the residential mortgage category and a $213 thousand increase in the consumer loan category.  Total 30 day+ delinquencies amounted to $5.9 million, or 0.39% of total loans, at September 30, 2007, compared to $7.2 million, or 0.49% of total loans, at December 31, 2006, and $4.0 million, or 0.28% of total loans, at September 30, 2006.  The Corporation has never offered a sub-prime or Alt-A residential mortgage loan program.  Total residential mortgage and consumer loan 30 day+ delinquencies amounted to $3.6 million, or 0.42% of these loans, at September 30, 2007, compared to $1.4 million, or 0.16% of these loans, at December 31, 2006.  Total 90 day+ delinquencies in the residential mortgage and consumer loans portfolios amounted to $302 thousand (one loan) and $76 thousand (two loans), respectively, as of September 30, 2007.  Total nonaccrual loans, which include the 90 day+ delinquencies, amounted to $731 thousand and $262 thousand in the residential mortgage and consumer loan categories, respectively, at September 30, 2007.

The allowance for loan losses was $19.5 million, or 1.29% of total loans, at September 30, 2007, compared to $18.9 million, or 1.29% of total loans, at December 31, 2006, and $18.6 million, or 1.31% of total loans, at September 30, 2006.  Net charge-offs amounted to $322 thousand for the nine months ended September 30, 2007, compared to net charge-offs of $173 thousand for the same period a year ago.  The Corporation’s loan loss provision charged to earnings amounted to $300 thousand and $900 thousand, respectively, for the three and nine months ended September 30, 2007, consistent with the amounts recorded in 2006.

M O R E -

Washington Trust
Page Five, October 30, 2007

Total shareholders’ equity amounted to $177.9 million at September 30, 2007, compared to $173.1 million at December 31, 2006.  Under the Corporation’s 2006 Stock Repurchase Plan, 185,400 shares were repurchased at a total cost of $4.8 million during the nine months ended September 30, 2007, including 35,700 shares in the third quarter.  Book value per share as of September 30, 2007 and December 31, 2006 amounted to $13.33 and $12.89, respectively.

Restatement of Previously Reported Results:
In February 2007, Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Liabilities” (“SFAS 159”), was issued.  SFAS 159 generally permits the measurement of selected eligible financial instruments at fair value at specified election dates.  For companies with a December 31 fiscal year, SFAS 159 permits early adoption retroactive to January 1, 2007, with the requirement that the early adoption election be made within 120 days of the beginning of the fiscal year of adoption, subject to certain other requirements.  For Washington Trust, the early adoption election could have been made no later than April 30, 2007.

Based on our assessment of the provisions of SFAS 159, on April 12, 2007 we decided to implement early adoption of SFAS 159 and, in connection with this, we selected the fair value option for certain U.S. Government sponsored agency and mortgage-backed securities with lower coupons and slower prepayment characteristics in the held-to-maturity portfolio totaling approximately $61.9 million.  A portfolio restructuring plan was also undertaken to reduce interest rate risk and improve net interest margin, which included the sale of these securities.  On Friday April 13, 2007 we executed sale trades for these securities.  At the time of the sales transactions the historical amortized cost basis of the sold securities exceeded the total sales price by $1.7 million.

On Monday April 16, 2007 additional information became available regarding clarifications of the interpretation of the application of SFAS 159 by applicable regulatory and accounting industry bodies that led us to conclude that the application of SFAS 159 to our transactions might be inconsistent with the intent and spirit of SFAS 159.  Consequently, we decided not to early-adopt SFAS 159.  In connection with that decision, we were able to promptly execute purchase trade transactions for the identical securities prior to the sales settlement date for approximately $49.9 million of the $61.9 million total, with the intent that, in substance, the sale transaction would be offset for these securities.  The reacquired securities were retained in the held-to-maturity portfolio at the original pre-sale amortized cost and a $1.4 million loss on the sale of the reacquired securities was not recognized.  The sale and reacquisition of the $49.9 million in held-to-maturity

M O R E -

Washington Trust
Page Six, October 30, 2007

securities as well as certain other transactions conducted in connection with the portfolio restructuring strategy were similarly treated in an offset manner and these transaction amounts were incorrectly omitted from the consolidated statement of cash flows for the period ended June 30, 2007; the correction for these other transactions had no effect on net income.  For the reacquired securities, the reacquisition price exceeded the selling price by $153 thousand and an expense of this amount was recognized in other noninterest expense in the second quarter of 2007.  Also in the second quarter of 2007, a realized securities loss in the amount of $261 thousand was recognized on the securities that were sold but not reacquired.  We discussed the accounting treatment described above with our independent registered public accounting firm in connection with its quarterly review process.

Based on a recent review of these transactions, in consultation with our independent registered public accounting firm, we now have determined that the offsetting of the April 13, 2007 sales and subsequent reacquisition of identical securities was incorrect and that the sale transactions should have been recognized with a $1.4 million realized securities loss and corresponding reduction in the carrying value of the reacquired securities.  For the quarter ended June 30, 2007, the accounting corrections for these transactions, including recognition of the realized loss on the sales transactions and other related changes, result in an after-tax reduction in net income of $828 thousand, or 6 cents per diluted share, from $6.3 million, or 46 cents per diluted share, to $5.5 million, or 40 cents per diluted share.  For the six-month period ended June 30, 2007 the accounting corrections result in a reduction in net income from $12.3 million, or 90 cents per diluted share, to $11.5 million, or 84 cents per diluted share.

Also, we now have determined that the remaining held-to-maturity portfolio should have been reclassified to the available-for-sale category.  This reclassification has been recognized as of April 13, 2007.  Accordingly, the effect on the June 30, 2007 consolidated balance sheet was to reclassify the portfolio of held-to-maturity securities to the available-for-sale category, which resulted in a $1.6 million reduction in shareholders’ equity.  The Corporation will not be able to classify securities in the held-to-maturity category for a period of two years from the April 13, 2007 sales date as a result of this action.  The Corporation and its subsidiary bank remain well-capitalized by all regulatory capital measurements.

The correction to reduce the cost basis of the reacquired securities results in a change to the accretion of discount for these securities, which is recognized in interest income until their maturity dates.  The resulting additional amount of accretion income recognized on these securities was $79 thousand in each of the quarters ended June 30, 2007 and September 30, 2007.

M O R E -

Washington Trust
Page Seven, October 30, 2007

A summary of the changes to amounts previously reported by the Corporation accompanies this press release.  The Corporation will file an amended Form 10-Q for the quarter ended June 30, 2007 reflecting the necessary adjustments with the Securities and Exchange Commission as soon as practicable.  The Corporation will also file an amended Form 10-Q for the quarter ended March 31, 2007 with the Securities and Exchange Commission as soon as practicable to add a subsequent event footnote to disclose the April 2007 transactions and related matters described above.

Washington Trust Chairman and Chief Executive Officer John C. Warren, and David V. Devault, Executive Vice President, Secretary, Treasurer, and Chief Financial Officer, will host a conference call on Wednesday, October 31, 2007 at 8:30 a.m. (Eastern Time) to discuss the Corporation’s third quarter results.  This call is being webcast by VCall and can be accessed through the Investor Relations section of the Washington Trust website, www.washtrust.com.  A replay of the call will be posted in this same location on the website shortly after the conclusion of the call.  You may also listen to a replay by dialing (877) 660-6853, and entering Account #: 286 and Conference ID #: 254761.  The replay will be available until 11:59 p.m. on November 30, 2007.

Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800.  Washington Trust offers personal banking, business banking and wealth management services through its offices in Rhode Island, Massachusetts and southeastern Connecticut.  Washington Trust Bancorp, Inc.’s common stock trades on the NASDAQ Global Market® under the symbol WASH.  Investor information is available on the Corporation’s web site: www.washtrust.com.

# # #
This press release contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, including statements regarding our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, success of acquisitions, future operations, market position, financial position, our expected restatement of our historical financial statements, and prospects, plans, goals and objectives of management are forward-looking statements.  The actual results, performance or achievements of the Corporation could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general national or regional economic conditions, changes in interest rates, reductions in the market value of wealth management assets under administration, reductions in loan demand, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in loan default and charge-off rates, changes in the size and nature of the Corporation’s competition, changes in legislation or regulation and accounting principles, policies and guidelines, the finalization of the financial accounting related to the restatement; unanticipated consequences of the restatement; our ability to coordinate and complete the restatement and file our amended Quarterly Report on Form 10-Q for the period ended June 30, 2007; the review and audit by our independent auditor of our 2007 financial statements; the consequences of the reclassification of the held-to-maturity securities portfolio to the available-for-sale category; the financial impact of the foregoing; and changes in the assumptions used in making such forward-looking statements.  The Corporation assumes no obligation to update forward-looking statements or update the reasons actual results, performance or achievements could differ materially from those provided in the forward-looking statements, except as required by law.

Washington Trust Bancorp, Inc. and Subsidiaries
FINANCIAL SUMMARY (unaudited)

	Three Months Ended
		Restated
	September 30,	June 30,	September 30,
(Dollars and shares in thousands, except per share amounts)	2007	2007	2006

Operating Results
Net interest income	$15,310	$14,927	$15,866
Provision for loan losses	300	300	300
Net losses on sales of securities	–	(700)	(365)
Other noninterest income	11,850	11,823	11,148
Noninterest expenses	17,312	17,760	16,611
Income tax expense	2,992	2,508	3,160
Net income	6,556	5,482	6,578

Per Share
Basic earnings	$0.49	$0.41	$0.49
Diluted earnings	$0.48	$0.40	$0.48
Dividends declared	$0.20	$0.20	$0.19

Weighted Average Shares Outstanding
Basic	13,323.6	13,339.6	13,436.6
Diluted	13,564.1	13,616.4	13,726.3

Key Ratios
Return on average assets	1.10%	0.92%	1.09%
Return on average equity	14.99%	12.57%	15.62%
Interest rate spread (taxable equivalent basis)	2.42%	2.39%	2.51%
Net interest margin (taxable equivalent basis)	2.81%	2.76%	2.86%

Allowance for Loan Losses
Balance at beginning of period	$19,327	$19,360	$18,480
Provision charged to earnings	300	300	300
Net charge-offs	(155)	(333)	(135)
Balance at end of period	$19,472	$19,327	$18,645

Washington Trust Bancorp, Inc. and Subsidiaries
FINANCIAL SUMMARY (unaudited)

	Nine Months Ended
	September 30,	September 30,
(Dollars and shares in thousands, except per share amounts)	2007	2006

Operating Results
Net interest income	$45,107	$46,498
Provision for loan losses	900	900
Net realized gains on securities	336	459
Other noninterest income	33,885	31,291
Noninterest expenses	52,181	49,595
Income tax expense	8,234	8,925
Net income	18,013	18,828

Per Share
Basic earnings	$1.35	$1.40
Diluted earnings	$1.32	$1.37
Dividends declared	$0.60	$0.57

Weighted Average Shares Outstanding
Basic	13,358.1	13,414.6
Diluted	13,612.7	13,708.2

Key Ratios
Return on average assets	1.01%	1.04%
Return on average equity	13.74%	15.33%
Interest rate spread (taxable equivalent basis)	2.42%	2.49%
Net interest margin (taxable equivalent basis)	2.79%	2.82%

Allowance for Loan Losses
Balance at beginning of period	$18,894	$17,918
Provision charged to earnings	900	900
Net charge-offs	(322)	(173)
Balance at end of period	$19,472	$18,645

	Three Months	Nine Months
	Ended	Ended
(Dollars and shares in thousands, except per share amounts)	September 30, 2007	September 30, 2007

Wealth Management Assets Under Administration
Balance at beginning of period	$3,948,390	$3,694,813
Net market appreciation and income	122,424	284,149
Net customer cash flows	42,104	133,956
Balance at end of period	$4,112,918	$4,112,918

Washington Trust Bancorp, Inc. and Subsidiaries
FINANCIAL SUMMARY (unaudited)

(Dollars and shares in thousands, except per share amounts)	September 30,	December 31,	September 30,
Period-End Balance Sheet	2007	2006	2006
Assets	$2,431,762	$2,399,165	$2,403,266
Total securities	688,709	703,851	741,350
Loans:
Commercial and other:
Mortgages	276,995	282,019	274,635
Construction and development	48,899	32,233	29,653
Other	324,129	273,145	257,026
Total commercial and other	650,023	587,397	561,314
Residential real estate:
Mortgages	566,776	577,522	572,399
Homeowner construction	12,040	11,149	14,973
Total residential real estate	578,816	588,671	587,372
Consumer:
Home equity lines	139,732	145,676	147,897
Home equity loans	99,798	93,947	90,711
Other	46,124	44,295	41,190
Total consumer	285,654	283,918	279,798
Total loans	1,514,493	1,459,986	1,428,484
Deposits:
Demand deposits	182,830	186,533	189,329
NOW accounts	172,378	175,479	172,317
Money market accounts	312,257	286,998	295,431
Savings accounts	189,157	205,998	193,029
Time deposits	799,265	822,989	850,080
Total deposits	1,655,887	1,677,997	1,700,186
Brokered deposits included in time deposits	130,017	175,618	186,184
Federal Home Loan Bank advances	502,265	474,561	464,148
Shareholders’ equity	177,897	173,056	172,420

Capital Ratios
Tier 1 risk-based capital	9.11%	9.57%	9.55%
Total risk-based capital	10.43%	10.96%	10.96%
Tier 1 leverage ratio	6.11%	6.01%	5.81%

Share Information
Shares outstanding at end of period	13,350.5	13,429.7	13,445.1
Book value per share	$13.33	$12.89	$12.82
Tangible book value per share	$8.66	$8.61	$8.53
Market value per share	$26.97	$27.89	$26.51

Credit Quality
Nonaccrual loans:
Commercial:
Mortgages	$1,099	$981	$436
Construction and development	–	–	–
Other	581	831	608
Residential real estate	731	721	1,004
Consumer	262	190	132
Total nonaccrual loans	$2,673	$2,723	$2,180
Other real estate owned, net	-	-	402
Nonperforming assets to total assets	0.11%	0.11%	0.11%
Nonaccrual loans to total loans	0.18%	0.19%	0.15%
Allowance for loan losses to nonaccrual loans	728.47%	693.87%	855.28%
Allowance for loan losses to total loans	1.29%	1.29%	1.31%

Assets Under Administration
Market value	$4,112,918	$3,694,813	$3,550,965

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	(unaudited)
(Dollars in thousands)	September 30,	December 31,
	2007	2006
Assets:
Cash and due from banks	$31,521	$54,337
Federal funds sold	21,975	16,425
Other short-term investments	1,516	1,147
Mortgage loans held for sale	2,095	2,148
Securities:
Available for sale, at fair value; amortized cost $691,836 in 2007 and $525,966 in 2006	688,709	526,396
Held to maturity, at cost; fair value $175,369 in 2006	–	177,455
Total securities	688,709	703,851
Federal Home Loan Bank stock, at cost	28,727	28,727
Loans:
Commercial and other	650,023	587,397
Residential real estate	578,816	588,671
Consumer	285,654	283,918
Total loans	1,514,493	1,459,986
Less allowance for loan losses	19,472	18,894
Net loans	1,495,021	1,441,092
Premises and equipment, net	25,790	24,307
Accrued interest receivable	12,030	11,268
Investment in bank-owned life insurance	40,936	39,770
Goodwill	50,479	44,558
Identifiable intangible assets, net	11,759	12,816
Other assets	21,204	18,719
Total assets	$2,431,762	$2,399,165

Liabilities:
Deposits:
Demand deposits	$182,830	$186,533
NOW accounts	172,378	175,479
Money market accounts	312,257	286,998
Savings accounts	189,157	205,998
Time deposits	799,265	822,989
Total deposits	1,655,887	1,677,997
Dividends payable	2,676	2,556
Federal Home Loan Bank advances	502,265	474,561
Junior subordinated debentures	22,681	22,681
Other borrowings	36,403	14,684
Accrued expenses and other liabilities	33,953	33,630
Total liabilities	2,253,865	2,226,109

Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares;
issued 13,492,110 shares in 2007 and 2006	843	843
Paid-in capital	34,821	35,893
Retained earnings	151,537	141,548
Accumulated other comprehensive loss	(5,587)	(3,515)
Treasury stock, at cost; 141,646 shares in 2007 and 62,432 in 2006	(3,717)	(1,713)
Total shareholders’ equity	177,897	173,056
Total liabilities and shareholders’ equity	$2,431,762	$2,399,165

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands, except per share amounts)	(unaudited)
	Three Months		Nine Months
Periods ended September 30,	2007	2006	2007	2006
Interest income:
Interest and fees on loans	$25,032	$23,430	$73,380	$68,457
Interest on securities:
Taxable	7,565	8,493	23,196	25,553
Nontaxable	781	405	2,208	1,104
Dividends on corporate stock and Federal Home Loan Bank stock	669	1,197	2,072	2,124
Interest on federal funds sold and other short-term investments	275	252	650	517
Total interest income	34,322	33,777	101,506	97,755
Interest expense:
Deposits	13,140	12,473	39,332	33,872
Federal Home Loan Bank advances	5,243	5,011	15,323	16,115
Junior subordinated debentures	338	338	1,014	1,014
Other	291	89	730	256
Total interest expense	19,012	17,911	56,399	51,257
Net interest income	15,310	15,866	45,107	46,498
Provision for loan losses	300	300	900	900
Net interest income after provision for loan losses	15,010	15,566	44,207	45,598
Noninterest income:
Wealth management services:
Trust and investment advisory fees	5,336	4,727	15,626	14,036
Mutual fund fees	1,386	1,229	4,000	3,573
Financial planning, commissions and other service fees	456	509	1,915	2,033
Wealth management services	7,178	6,465	21,541	19,642
Service charges on deposit accounts	1,214	1,312	3,559	3,667
Merchant processing fees	2,252	2,125	5,285	4,828
Income from bank-owned life insurance	376	389	1,166	1,014
Net gains on loan sales and commissions on loans originated for others	431	417	1,205	1,029
Net realized (losses) gains on securities	-	(365)	336	459
Other income	399	440	1,129	1,111
Total noninterest income	11,850	10,783	34,221	31,750
Noninterest expense:
Salaries and employee benefits	10,098	9,651	30,195	29,100
Net occupancy	1,021	934	3,076	2,906
Equipment	871	872	2,564	2,552
Merchant processing costs	1,916	1,796	4,493	4,090
Outsourced services	556	490	1,610	1,504
Advertising and promotion	466	371	1,467	1,489
Legal, audit and professional fees	444	563	1,298	1,342
Amortization of intangibles	341	398	1,057	1,209
Debt prepayment penalties	-	-	1,067	-
Other	1,599	1,536	5,354	5,403
Total noninterest expense	17,312	16,611	52,181	49,595
Income before income taxes	9,548	9,738	26,247	27,753
Income tax expense	2,992	3,160	8,234	8,925
Net income	$6,556	$6,578	$18,013	$18,828

Weighted average shares outstanding - basic	13,323.6	13,436.6	13,358.1	13,414.6
Weighted average shares outstanding - diluted	13,564.1	13,726.3	13,612.7	13,708.2
Per share information:
Basic earnings per share	$0.49	$0.49	$1.35	$1.40
Diluted earnings per share	$0.48	$0.48	$1.32	$1.37
Cash dividends declared per share	$0.20	$0.19	$0.60	$0.57

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Three months ended September 30,	2007			2006
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Residential real estate loans	$584,223	$7,886	5.35%	$588,488	$7,596	5.12%
Commercial and other loans	635,435	12,203	7.62%	564,804	10,990	7.72%
Consumer loans	282,472	4,988	7.01%	278,864	4,898	6.97%
Total loans	1,502,130	25,077	6.62%	1,432,156	23,484	6.51%
Federal funds sold and
other short-term investments	21,375	275	5.10%	20,132	252	4.96%
Taxable debt securities	582,152	7,565	5.16%	706,319	8,493	4.77%
Nontaxable debt securities	80,998	1,145	5.61%	42,842	622	5.76%
Corporate stocks and FHLBB stock	42,129	748	7.03%	48,704	1,289	10.50%
Total securities	726,654	9,733	5.31%	817,997	10,656	5.17%
Total interest-earning assets	2,228,784	34,810	6.20%	2,250,153	34,140	6.02%
Non interest-earning assets	161,578			160,883
Total assets	2,390,362			$2,411,036
Liabilities and Shareholders’ Equity:
NOW accounts	$166,271	$70	0.17%	$174,740	$78	0.18%
Money market accounts	300,329	2,950	3.90%	281,559	2,584	3.64%
Savings accounts	194,439	646	1.32%	191,232	327	0.68%
Time deposits	817,379	9,474	4.60%	868,487	9,484	4.33%
FHLBB advances	468,384	5,243	4.44%	480,033	5,011	4.14%
Junior subordinated debentures	22,681	338	5.91%	22,681	338	5.91%
Other	25,857	291	4.47%	7,624	89	4.66%
Total interest-bearing liabilities	1,995,340	19,012	3.78%	2,026,356	17,911	3.51%
Demand deposits	188,495			192,626
Other liabilities	31,640			23,589
Shareholders’ equity	174,887			168,465
Total liabilities and shareholders’ equity	$2,390,362			$2,411,036
Net interest income (FTE)		$15,798			$16,229
Interest rate spread			2.42%			2.51%
Net interest margin			2.81%			2.86%

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Nine months ended September 30,	2007			2006
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Residential real estate loans	$588,808	$23,471	5.33%	$589,635	$22,505	5.10%
Commercial and other loans	612,886	35,306	7.70%	563,284	32,294	7.67%
Consumer loans	282,154	14,724	6.98%	272,960	13,819	6.77%
Total loans	1,483,848	73,501	6.62%	1,425,879	68,618	6.43%
Federal funds sold and
other short-term investments	17,302	650	5.03%	14,416	517	4.79%
Taxable debt securities	604,303	23,196	5.13%	727,175	25,553	4.70%
Nontaxable debt securities	76,578	3,238	5.65%	39,254	1,697	5.78%
Corporate stocks and FHLBB stock	42,796	2,310	7.21%	49,723	2,393	6.44%
Total securities	740,979	29,394	5.30%	830,568	30,160	4.86%
Total interest-earning assets	2,224,827	102,895	6.18%	2,256,447	98,778	5.85%
Non interest-earning assets	163,803			155,006
Total assets	$2,388,630			$2,411,453
Liabilities and Shareholders’ Equity:
NOW accounts	$168,217	$202	0.16%	$174,156	$225	0.17%
Money market accounts	295,876	8,630	3.90%	247,979	6,026	3.25%
Savings accounts	198,845	2,017	1.36%	197,035	888	0.60%
Time deposits	828,976	28,483	4.59%	863,831	26,733	4.14%
FHLBB advances	468,956	15,323	4.37%	527,108	16,115	4.09%
Junior subordinated debentures	22,681	1,014	5.98%	22,681	1,014	5.98%
Other	21,521	730	4.53%	7,331	256	4.67%
Total interest-bearing liabilities	2,005,072	56,399	3.76%	2,040,121	51,257	3.36%
Demand deposits	177,713			185,088
Other liabilities	31,072			22,517
Shareholders’ equity	174,773			163,727
Total liabilities and shareholders’ equity	$2,388,630			$2,411,453
Net interest income (FTE)		$46,496			$47,521
Interest rate spread			2.42%			2.49%
Net interest margin			2.79%			2.82%

Washington Trust Bancorp, Inc. and Subsidiaries
Restatement of Previously Reported Results (unaudited)

	June 30, 2007
(Dollars in thousands, except per share amounts)	As Reported	Adjustment	As Adjusted
Period-End Balance Sheet
Available for sale securities	$525,688	$150,516	$676,204
Held to maturity securities	154,171	(154,171)	–
Total securities	679,859	(3,655)	676,204
Other assets	21,063	1,237	22,300
Total assets	2,396,300	(2,418)	2,393,882
Retained earnings	148,485	(828)	147,657
Accumulated other comprehensive loss	(6,519)	(1,590)	(8,109)
Shareholders’ equity	173,606	(2,418)	171,188

Share Information
Book value per share	$13.05	$(0.18)	$12.87
Tangible book value per share	$8.79	$(0.18)	$8.61

Capital Ratios
Tier 1 risk-based capital	9.46%	(0.06%)	9.40%
Total risk-based capital	10.79%	(0.06%)	10.73%
Tier 1 leverage ratio	6.20%	(0.04%)	6.16%

Washington Trust Bancorp, Inc. and Subsidiaries
Restatement of Previously Reported Results (unaudited)

	Three Months Ended June 30, 2007
(Dollars in thousands, except per share amounts)	As Reported	Adjustment	As Adjusted
Operating Results
Interest income on taxable securities	$7,709	$130	$7,839
Interest expense on FHLB advances	5,063	49	5,112
Net interest income	14,846	81	14,927
Net realized gains (losses) on securities	705	(1,405)	(700)
Other noninterest expense	2,274	(115)	2,159
Income before taxes	9,199	(1,209)	7,990
Income tax expense	2,889	(381)	2,508
Net income	6,310	(828)	5,482

Share Information
Basic earnings	$0.47	$(0.06)	$0.41
Diluted earnings	$0.46	$(0.06)	$0.40

Key Ratios
Return on average assets	1.06%	(0.14%)	0.92%
Return on average equity	14.37%	(1.80%)	12.57%
Interest rate spread (taxable equivalent basis)	2.38%	0.01%	2.39%
Net interest margin (taxable equivalent basis)	2.75%	0.01%	2.76%

Average Balances
Federal funds sold and other short-term investments	$17,028	$(77)	$16,951
Taxable debt securities	605,538	2,685	608,223
Total securities	744,336	2,608	746,944
Total interest-earning assets	2,232,576	2,608	2,235,184
Non interest-earning assets	159,111	(208)	158,903
Total assets	2,391,687	2,400	2,394,087
FHLB advances	467,411	3,615	471,026
Total interest-bearing liabilities	2,011,713	3,615	2,015,328
Other liabilities	30,863	(11)	30,852
Shareholders’ equity	175,638	(1,204)	174,434
Total liabilities and shareholders’ equity	2,391,687	2,400	2,394,087

Washington Trust Bancorp, Inc. and Subsidiaries
Restatement of Previously Reported Results (unaudited)

	Six Months Ended June 30, 2007
(Dollars in thousands, except per share amounts)	As Reported	Adjustment	As Adjusted
Operating Results
Interest income on taxable securities	$15,501	$130	$15,631
Interest expense on FHLB advances	10,031	49	10,080
Net interest income	29,716	81	29,797
Net realized gains on securities	1,741	(1,405)	336
Other noninterest expense	3,870	(115)	3,755
Income before taxes	17,908	(1,209)	16,699
Income tax expense	5,623	(381)	5,242
Net income	12,285	(828)	11,457

Share Information
Basic earnings	$0.92	$(0.06)	$0.86
Diluted earnings	$0.90	$(0.06)	$0.84

Key Ratios
Return on average assets	1.03%	(0.07%)	0.96%
Return on average equity	14.01%	(0.89%)	13.12%
Interest rate spread (taxable equivalent basis)	2.42%	0.01%	2.43%
Net interest margin (taxable equivalent basis)	2.78%	0.01%	2.79%

Average Balances
Federal funds sold and other short-term investments	$15,271	$(40)	$15,231
Taxable debt securities	614,211	1,351	615,562
Total securities	746,950	1,311	748,261
Total interest-earning assets	2,221,505	1,311	2,222,816
Non interest-earning assets	165,038	(104)	164,934
Total assets	2,386,543	1,207	2,387,750
FHLB advances	467,429	1,817	469,246
Total interest-bearing liabilities	2,008,201	1,817	2,010,018
Other liabilities	30,791	(5)	30,786
Shareholders’ equity	175,319	(605)	174,714
Total liabilities and shareholders’ equity	2,386,543	1,207	2,387,750

Washington Trust Bancorp, Inc. and Subsidiaries
Restatement of Previously Reported Results (unaudited)

	Six Months Ended June 30, 2007
(Dollars in thousands)	As Reported	Adjustment	As Adjusted
Operating Results
Net cash provided by operating activities	$9,434	$118	$9,552
Purchases of:
Mortgage-backed securities available for sale	(29,065)	(84,584)	(113,649)
Other investment securities available for sale	(18,865)	(15,031)	(33,896)
Mortgage-backed securities held to maturity	–	–	–
Other investment securities held to maturity	(16,011)	3,129	(12,882)
Proceeds from sale of:
Mortgage-backed securities available for sale	–	47,938	47,938
Other investment securities available for sale	9,438	–	9,438
Mortgage-backed securities held to maturity	1,954	36,547	38,501
Other investment securities held to maturity	9,815	11,883	21,698
Maturities and principal payments of:
Mortgage-backed securities available for sale	29,542	3,041	32,583
Other investment securities available for sale	5,982	450	6,432
Mortgage-backed securities held to maturity	6,232	(3,041)	3,191
Other investment securities held to maturity	20,940	(450)	20,490
Net cash used in investing activities	(19,376)	(118)	(19,494)
Proceeds from Federal Home Loan Bank advances	344,719	47,000	391,719
Repayment of Federal Home Loan Bank advances	(350,433)	(47,000)	(397,433)
Net cash provided by financing activities	(3,951)	–	(3,951)
Net decrease in cash and cash and cash equivalents	(13,893)	–	(13,893)